Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Second Quarter Results

Second Quarter 2018 Results

•	Record revenues of $682 million, an increase of 4% from prior year on 1% volume growth

•	Record operating income of $246 million, 3% higher than prior year

•	Operating ratio of 64.0%, compared to 63.5% in second quarter 2017

•	Diluted earnings per share of $1.45, an increase of 14% from prior year; record adjusted diluted earnings per share of $1.54, 16% higher than a year ago

Kansas City, Mo., July 20, 2018. Kansas City Southern (KCS) (NYSE:KSU) reported record revenues of $682 million, an increase of 4% from second quarter 2017. Overall, carload volumes increased 1% compared to prior year.

Revenues for the second quarter of 2018 increased in five commodity groups, led by a 17% increase in Automotive and a 14% increase in Chemicals and Petroleum. Intermodal and Industrial and Consumer both grew by 3%, and Agriculture and Minerals grew by 1%. These increases were partially offset by a 20% decline in Energy, driven primarily by a reduction in utility coal volume due to a Texas utility closure in January 2018.

Operating expenses in the second quarter of 2018 were $437 million, 5% higher than 2017. Operating income was a record $246 million, 3% higher than a year ago. KCS reported a second quarter operating ratio of 64.0%, 0.5 points higher than second quarter 2017.

Reported net income in the second quarter of 2018 was $149 million, or $1.45 per diluted share, compared with $135 million, or $1.27 per diluted share in the second quarter of 2017. Adjusted diluted earnings per share was a record $1.54, 16% higher than a year ago, excluding the impacts of foreign exchange, debt retirement costs and adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act.

“Supported by the strength and diversity of our franchise, KCS achieved record quarterly financial results,” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “We persevered through volume headwinds from utility coal and a challenging FX environment impacting Mexico international intermodal business, to deliver topline growth from five of six business units, record franchise cross-border revenue and record adjusted diluted earnings per share.

“As we move into the second half of 2018 and 2019, we expect volume growth to accelerate, benefiting from a strong economy, network capacity investments and commercial opportunities that are unique to the KCS franchise.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$196.1	$47.4	$148.7	$1.45
Adjustments for:
Foreign exchange loss	21.0	6.3	14.7	0.14
Debt retirement costs	2.2	0.7	1.5	0.02
Tax Cuts and Jobs Act	—	4.3	(4.3)	(0.04)
Foreign exchange component of income taxes	—	2.4	(2.4)	(0.03)
Adjusted	$219.3	$61.1	158.2
Less: Noncontrolling interest			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$157.7	$1.54

	Three Months Ended June 30, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$231.3	$96.6	$134.7	$1.27
Adjustments for:
Foreign exchange gain	(14.2)	(4.3)	(9.9)	(0.09)
Foreign exchange component of income taxes	—	(16.6)	16.6	0.15
Adjusted	$217.1	$75.7	141.4
Less: Noncontrolling interest			(0.3)
Adjusted net income available to common
stockholders - see (a) below			$141.1	$1.33

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates, the impact of adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$682.4	$656.4	$1,321.0	$1,265.9
Operating expenses:
Compensation and benefits	122.3	125.2	243.9	242.6
Purchased services	49.5	51.4	96.6	100.2
Fuel	85.5	78.9	166.8	154.3
Mexican fuel excise tax credit	(8.0)	(12.8)	(17.2)	(24.5)
Equipment costs	30.7	31.2	62.9	62.4
Depreciation and amortization	86.3	80.4	169.6	159.7
Materials and other	70.3	62.8	133.9	121.2
Total operating expenses	436.6	417.1	856.5	815.9
Operating income	245.8	239.3	464.5	450.0
Equity in net earnings of affiliates	1.0	2.9	2.0	6.9
Interest expense	(28.0)	(25.0)	(53.5)	(49.7)
Debt retirement costs	(2.2)	—	(2.2)	—
Foreign exchange gain (loss)	(21.0)	14.2	6.8	61.0
Other income (expense), net	0.5	(0.1)	0.2	1.0
Income before income taxes	196.1	231.3	417.8	469.2
Income tax expense	47.4	96.6	124.2	187.6
Net income	148.7	134.7	293.6	281.6
Less: Net income attributable to noncontrolling interest	0.5	0.3	0.9	0.6
Net income attributable to Kansas City Southern and subsidiaries	148.2	134.4	292.7	281.0
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$148.2	$134.4	$292.6	$280.9

Earnings per share:
Basic earnings per share	$1.45	$1.27	$2.86	$2.66
Diluted earnings per share	$1.45	$1.27	$2.85	$2.65

Average shares outstanding (in thousands):
Basic	102,092	105,473	102,332	105,792
Potentially dilutive common shares	400	285	401	250
Diluted	102,492	105,758	102,733	106,042

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$60.4	$56.0	8%	26.1	27.8	(6%)	$2,314	$2,014	15%
Petroleum	57.8	50.8	14%	28.1	25.5	10%	2,057	1,992	3%
Plastics	39.6	32.0	24%	19.4	18.2	7%	2,041	1,758	16%
Total	157.8	138.8	14%	73.6	71.5	3%	2,144	1,941	10%

Industrial & Consumer Products
Forest Products	69.2	62.2	11%	31.0	29.3	6%	2,232	2,123	5%
Metals & Scrap	54.0	57.3	(6%)	30.3	30.5	(1%)	1,782	1,879	(5%)
Other	29.5	29.1	1%	23.7	22.9	3%	1,245	1,271	(2%)
Total	152.7	148.6	3%	85.0	82.7	3%	1,796	1,797	—

Agriculture & Minerals
Grain	75.4	73.1	3%	37.7	37.6	—	2,000	1,944	3%
Food Products	36.3	38.1	(5%)	14.8	15.7	(6%)	2,453	2,427	1%
Ores & Minerals	5.8	4.8	21%	6.6	5.6	18%	879	857	3%
Stone, Clay & Glass	7.6	7.4	3%	3.5	3.4	3%	2,171	2,176	—
Total	125.1	123.4	1%	62.6	62.3	—	1,998	1,981	1%

Energy
Utility Coal	23.9	39.0	(39%)	27.0	38.4	(30%)	885	1,016	(13%)
Coal & Petroleum Coke	11.2	10.3	9%	16.3	16.1	1%	687	640	7%
Frac Sand	10.5	14.0	(25%)	7.0	8.7	(20%)	1,500	1,609	(7%)
Crude Oil	10.9	7.2	51%	7.0	6.4	9%	1,557	1,125	38%
Total	56.5	70.5	(20%)	57.3	69.6	(18%)	986	1,013	(3%)

Intermodal	93.7	90.6	3%	251.2	243.1	3%	373	373	—

Automotive	67.3	57.5	17%	42.5	37.9	12%	1,584	1,517	4%

TOTAL FOR COMMODITY GROUPS	653.1	629.4	4%	572.2	567.1	1%	$1,141	$1,110	3%

Other Revenue	29.3	27.0	9%

TOTAL	$682.4	$656.4	4%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$118.1	$110.6	7%	52.8	55.3	(5%)	$2,237	$2,000	12%
Petroleum	106.8	89.6	19%	52.1	46.5	12%	2,050	1,927	6%
Plastics	72.6	65.1	12%	36.8	36.4	1%	1,973	1,788	10%
Total	297.5	265.3	12%	141.7	138.2	3%	2,100	1,920	9%

Industrial & Consumer Products
Forest Products	134.5	125.7	7%	60.6	58.9	3%	2,219	2,134	4%
Metals & Scrap	107.8	111.6	(3%)	60.0	60.9	(1%)	1,797	1,833	(2%)
Other	56.7	51.4	10%	46.4	43.7	6%	1,222	1,176	4%
Total	299.0	288.7	4%	167.0	163.5	2%	1,790	1,766	1%

Agriculture & Minerals
Grain	140.6	139.3	1%	71.2	73.3	(3%)	1,975	1,900	4%
Food Products	72.5	76.4	(5%)	29.7	32.0	(7%)	2,441	2,388	2%
Ores & Minerals	10.7	9.1	18%	11.9	10.4	14%	899	875	3%
Stone, Clay & Glass	14.7	14.9	(1%)	6.7	6.7	—	2,194	2,224	(1%)
Total	238.5	239.7	(1%)	119.5	122.4	(2%)	1,996	1,958	2%

Energy
Utility Coal	53.2	81.8	(35%)	57.0	82.9	(31%)	933	987	(5%)
Coal & Petroleum Coke	21.4	21.3	—	29.7	32.4	(8%)	721	657	10%
Frac Sand	21.6	24.7	(13%)	14.1	15.9	(11%)	1,532	1,553	(1%)
Crude Oil	21.6	11.7	85%	14.0	10.1	39%	1,543	1,158	33%
Total	117.8	139.5	(16%)	114.8	141.3	(19%)	1,026	987	4%

Intermodal	184.6	174.1	6%	494.2	467.1	6%	374	373	—

Automotive	127.1	108.8	17%	82.3	75.5	9%	1,544	1,441	7%

TOTAL FOR COMMODITY GROUPS	1,264.5	1,216.1	4%	1,119.5	1,108.0	1%	$1,130	$1,098	3%

Other Revenue	56.5	49.8	13%

TOTAL	$1,321.0	$1,265.9	4%